EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the use in the Registration Statement of Golden Phoenix Minerals, Inc. (the "Company") on Form SB-2 of our report dated April 13, 2002, incorporated by reference to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001, on the balance sheets of Golden Phoenix Minerals, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity and cash flow for the years then ended.

     We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ ALBRIGHT, PERSING & ASSOCIATES, LTD.
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ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada
December 4, 2002